Exhibit (a)(iv)

Comverse > About Comverse


            worldwide offices

            associations

            partnerships

            executive profiles


            total messaging suite

            personal communications

            mobile entertainment


            courses

            schedule

            request for information


            press releases

            in the news

            press kit

            events

            speaker bureau

            analyst resources


            americas

            europe/middle east/africa

            israel







      For Comverse Employees Only


      Program Documents

      Select the following links for additional information regarding the program:

      Offer to Exchange - (download pdf) Stock Exchange Presentation - (download pdf) Seminar Schedule - (download xls) Enrollment - (download pdf)





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